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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 1, 2008

BI-OPTIC VENTURES INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-49685	N/A
(State or other jurisdiction	Commission File Number	IRS Employer ID Number)
of incorporation)

1030 West Georgia St, #1518, Vancouver, British Columbia, Canada  V6E 2Y3

(Address of principal executive offices)

Registrant's telephone number, including area code: 604-689-2646

_______________________________________N/A______________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC873(11-06) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 7.01  FD Disclosure.

August 1, 2008  Press Release

Further to the TSX Venture Exchange’s bulletin dated July 15, 2008, Bi-Optic Ventures Inc. (the "Company") wishes to announce that it has closed its non-brokered private placement.  The Company sold 4,500,000 units at $0.11 per unit for gross proceeds of $495,000.  Each unit consists of one common share and one non-transferable share purchase warrant.  Each share purchase warrant will entitle the holder thereof to purchase an additional common share in the Company at a price of $0.14 for a period of one year from the date of closing.  The Company paid finder’s fees in the amount of $19,635 to various arm’s length parties in connection with this private placement.  All the shares issued in this private placement and any resulting shares issued upon the exercise of any warrants will be subject to a hold period expiring on November 18, 2008.

The Company intends to use the proceeds from this placement for general working capital purposes.

The above transaction will be subject to regulatory approval.

Refer to Exhibit #99.1 for additional information.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

99.1.  Press Release; dated 8/1/2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2008          Bi-Optic Ventures Inc.

                              (Registrant)

/s/ Harry Chew

(Signature)

(Harry Chew, President/CEO/Director)

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